UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): May 17, 2016

Diamond Offshore Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13926	76-0321760
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

15415 Katy Freeway

Houston, Texas 77094

(Address of principal executive offices, including Zip Code)

(281) 492-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Results of Annual Meeting of Stockholders

On May 17, 2016, Diamond Offshore Drilling, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”) in New York, New York. Of the 137,169,663 shares of common stock outstanding and entitled to vote as of the record date, 123,013,127 shares, or approximately 90.0%, were present in person or represented by proxy at the Meeting. At the Meeting, the Company’s stockholders approved all of the nominees and proposals, specifically (1) the election of all of the nominees as directors to hold office until the 2017 Annual Meeting of Stockholders and until their respective successors are elected and qualified or until their earlier resignation or removal, (2) the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for fiscal year 2016 and (3) executive compensation.

The final results of the voting on the matters submitted to the stockholders were as follows:

	Votes Cast For		Votes Cast Against
	Number	% of Votes Cast	Number	% of Votes Cast	Abstain	Broker Non-Votes
1. Election of Directors until 2017 Annual Meeting
James S. Tisch	88,746,926	79.00%	23,434,450	20.86%	152,907	10,678,844
Marc Edwards	94,662,709	84.26%	17,520,322	15.59%	151,252	10,678,844
John R. Bolton	111,445,081	99.20%	734,070	0.65%	155,132	10,678,844
Charles L. Fabrikant	109,410,573	97.39%	2,767,573	2.46%	156,137	10,678,844
Paul G. Gaffney II	111,182,179	98.97%	995,920	0.88%	156,184	10,678,844
Edward Grebow	111,327,965	99.10%	850,636	0.75%	155,682	10,678,844
Herbert C. Hofmann	93,249,261	83.01%	18,930,377	16.85%	154,645	10,678,844
Kenneth I. Siegel	93,187,256	82.95%	18,989,961	16.90%	157,066	10,678,844
Clifford M. Sobel	111,470,826	99.23%	706,401	0.62%	157,056	10,678,844
Andrew H. Tisch	88,891,249	79.13%	23,289,758	20.73%	153,276	10,678,844
Raymond S. Troubh	111,049,175	98.85%	1,127,446	1.00%	157,662	10,678,844
2. Ratification of Deloitte & Touche LLP as Independent Auditors for 2016	122,438,153	99.53%	409,662	0.33%	165,312	N/A
3. Advisory Approval of Executive Compensation	110,685,659	98.53%	1,045,955	0.93%	602,669	10,678,844

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2016	DIAMOND OFFSHORE DRILLING, INC.

	By:	/s/ DAVID L. ROLAND
David L. Roland
Senior Vice President, General Counsel and Secretary

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